EXHIBIT 5.1

Seaport West 155 Seaport Boulevard Boston, MA 02210-2600 617 832 1000 main 617 832 7000 fax

September 9, 2016

Zosano Pharma Corporation

34790 Ardentech Court

Fremont, California 94555

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Zosano Pharma Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale by the selling stockholders identified therein (the “Selling Stockholders”) of up to an aggregate of 14,440,705 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), consisting of 4,800,000 shares of Common Stock (the “Common Shares”) held by the Selling Stockholders and 9,640,705 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of warrants issued by the Company to the Selling Stockholders (the “Warrants”).

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) the certificates or other documents representing the Shares will be duly executed and delivered. We have further assumed that the Company will have sufficient authorized, unissued and otherwise unreserved shares of Common Stock available for issuance at the time of each issuance of Warrant Shares upon exercise of the Warrants.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments, and have examined such laws and regulations, as we have deemed necessary for purposes of rendering the opinions set forth herein.

We express no opinion as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such Law and such Constitution) and the federal laws of the United States of America.

Based upon such examination and subject to the further provisions hereof, we are of the opinion that (i) the Common Shares are validly issued, fully paid and non-assessable and (ii) the Warrant Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of the Warrants, will be validly issued, fully paid and non-assessable.

This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose, nor may it be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Section of Business Law, as published in 53 Business Lawyer 831 (May 1998).

Very truly yours,

FOLEY HOAG LLP

By:	/s/ Stacie S. Aarestad
A Partner